EXHIBIT 10.1
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                          FIFTH AMENDMENT TO
                   AMLI RESIDENTIAL PROPERTIES, L.P.
                         AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP

     This Amendment, dated as of October 31, 2001, amends the Amended and Restated Agreement of Limited Partnership, dated as of February 15, 1994, as amended by the First Amendment thereto, dated as of July 3, 1995, the Second Amendment thereto, dated as of January 30, 1996, the Third Amendment thereto, dated as of July 31, 1996, and the Fourth Amendment thereto, dated as of March 9, 1998 (as so amended the "Partnership Agreement"), of Amli Residential Properties, L.P., a Delaware limited partnership (the "Partnership"), by and among Amli Residential Properties Trust, a Maryland real estate investment trust, as the general partner (the "General Partner"), and the Persons whose names are set forth on Exhibit A to the Partnership Agreement, as the Limited Partners (the "Limited Partners"), together with any other Persons who become Partners in the Partnership as provided in the Partnership Agreement.


                          W I T N E S E T H:
                          -----------------

     WHEREAS, the Partnership is a Delaware limited partnership existing under the Delaware Revised Uniform Limited Partnership Act (the "Act") pursuant to the Partnership Agreement;

     WHEREAS, the General Partner is issuing Series D Preferred Shares (as defined below);

     WHEREAS, the General Partner will contribute the net proceeds of the issuance of Series D Preferred Shares as a Capital Contribution to the Partnership;

     WHEREAS, Section 4.2(b) of the Partnership Agreement provides as follows:

     "The Partnership also may from time to time issue to the General Partner additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that (x) the additional Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this
Section 4.2(b), and (y) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of the General Partner."



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     WHEREAS, Section 14.1(b)(3) of the Partnership Agreement provides that the General Partner shall have the power, without the consent of the Limited Partners, to amend the Partnership Agreement "to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(b)" of the Partnership Agreement; and

     WHEREAS, the General Partner desires to amend the Partnership Agreement to set forth the rights, powers, duties, and preferences of the General Partner as the holder of certain Partnership Interests, and the Partnership Units corresponding thereto, issued pursuant to Section 4.2(b).

     NOW, THEREFORE, pursuant the authority granted in Section 14.1(b)(3) of the Partnership Agreement, the General Partner hereby amends the Partnership Agreement as follows:

     1. AMENDMENT. Effective at (and subject to the occurrence of) the Effective Time (as defined in Section 2 below), Section 4.2 of the Partnership Agreement is hereby amended by adding the following new subsection (h) at the end of such Section:

           "(h) Partnership Interest and Units in Connection with Series D Cumulative Convertible Redeemable Preferred Shares.

                 (1) Pursuant to the provisions of, and upon the Capital Contribution called for by, Section 4.2(b), there are hereby from time to time issued to the General Partner an additional Partnership Interest and, corresponding thereto, a number of Partnership Units (the "Series D Preferred Units") equal to the number of Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest of the General Partner, as classified and designated by Articles Supplementary (the "Articles Supplementary") filed with the Maryland Department of Assessments and Taxation on October ___, 2001 (the "Series D Preferred Shares"), from time to time outstanding. The Series D Preferred Units shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, as further provided in Section 4.2(h)(2) and Section 4.2(h)(3) below and as shall be determined by the General Partner, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit, (ii) the right to share in Partnership distributions, and (iii) the rights upon dissolution and liquidation of the Partnership, all such that the economic interests represented by the Series D Preferred Units are substantially similar to the designations, preferences and other rights of the Series D Preferred Shares. To the extent necessary to give effect to the preceding sentence, (i) the Series D Preferred Units shall have preference over other Partnership Units with respect to distributions of Available Cash as provided in Section 5.1(i), and (ii) the General Partner shall, with respect to the Series D Preferred Units, have priority over other Partners and Assignees as to profits, losses and distributions as authorized by Section 8.4.

                 (2) The General Partner shall be entitled to receive preferential distributions on the Series D Preferred Units corresponding to the distributions to which holders of the Series D Preferred Shares are entitled. As set forth in the Articles Supplementary, the distributions to which holders of Series D Preferred Shares are entitled are as follows (Capitalized terms used in the following subsections (2)(i) through (2)(iv) and not defined in this Amendment shall have the respective meanings assigned such terms in the in the Articles Supplementary.):



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                      (i)   The holders of Series D Preferred Shares
shall be entitled to receive, when, as and if authorized and declared by the Board of Trustees out of funds legally available for that purpose, cumulative quarterly distributions payable in cash in an amount per share equal to the greater of (A) the base distribution of $0.540625 per quarter, subject to possible adjustment as provided in Section 13 of the Articles Supplementary (the "Preferred Dividend") or (B) the cash distributions declared on the number of Common Shares, or portion thereof, into which a Series D Preferred Share would then be convertible. The amount referred to in clause (B) of this subsection (2)(i) with respect to each succeeding Distribution Period shall be determined as of the applicable Distribution Payment Date by multiplying the number of Common Shares, or portion thereof, calculated to the fourth decimal point, into which a Series D Preferred Share is convertible at the opening of business on such Distribution Payment Date (based on the Conversion Price then in effect) by the aggregate cash distributions payable or paid for such Distribution Period in respect of a Common Share outstanding as of the record date for the distributions payable on the Common Shares for such Distribution Period. If (X) the General Partner pays a cash distribution on the Common Shares after the Distribution Payment Date for the corresponding Distribution Period and (Y) the distribution on the Series D Preferred Shares for such Distribution Period calculated pursuant to clause (B) of this subsection (2)(i), taking into account the Common Share distribution referenced in clause (X), exceeds the distribution previously declared on the Series D Preferred Shares for such Distribution Period, the General Partner shall pay an additional distribution to the holders of the Series D Preferred Shares on the date that the Common Share distribution referenced in clause (X) is paid, in an amount equal to the difference between the distribution calculated pursuant to clause (Y) and the distributions previously declared on the Series D Preferred Shares with respect to such Distribution Period. Such distributions shall be cumulative from each Issue Date, whether or not in any Distribution Period or Periods such distributions are declared or there are funds of the General Partner legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Distribution Payment Dates, commencing on the first Distribution Payment Date after each Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series D Preferred Shares, as they appear on the share records of the General Partner at the close of business on such record date as is fixed by the Board of Trustees which shall be not more than sixty (60) calendar days prior to the corresponding Distribution Payment Date and, within such sixty
(60) calendar day period, shall be the same date as the record date for the regular quarterly distribution payable on the Common Shares for such Distribution Period (or, if there is no such record date for the Common Shares, then such date as the Board of Trustees may fix within such sixty
(60) calendar day period). Accumulated, accrued and unpaid distributions for any past Distribution Periods may be authorized or declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such record date as


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                 may be fixed by the Board of Trustees which shall be not
more than forty-five (45) calendar days prior to the corresponding payment date. Any dividend payment made on the Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series D Preferred Shares that remains payable.

                      (ii) In the case of any Series D Preferred Share the Issue Date of which is a date other than the first day of a Distribution Period, or any other period shorter than a full Distribution Period, the amount of distributions payable per such Series D Preferred Share with respect to such partial Distribution Period shall be computed ratably on the basis of a 360-day year of twelve (12), thirty (30) day months. Except as provided in the immediately following sentence, holders of Series D Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares, in excess of cumulative distributions as herein provided on the Series D Preferred Shares. In the event that a distribution on the Series D Preferred Shares is not made on the Distribution Payment Date on which such distribution is payable, the unpaid distribution shall accrue interest, compounded quarterly, at a rate equal to 8.65% per annum (9.65% per annum during the applicable time period in the event that the Preferred Dividend has been increased pursuant to
Section 13 of the Articles Supplementary) (the "Interest") until such distribution is paid.

                      (iii) So long as any of the Series D Preferred Shares is outstanding, except as described in the immediately following sentence, (A) the General Partner shall not declare, pay or set apart for payment any distributions (other than distributions paid in, or options, warrants or rights to subscribe for or purchase, Junior Shares or Parity Shares) nor declare or make any other distribution of cash or other property, directly or indirectly, with respect to any class or series of Parity Shares, (B) the General Partner shall not redeem, purchase or otherwise acquire any Parity Shares for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any Parity Shares) directly or indirectly by the General Partner (except by conversion into or exchange for Parity Shares), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Parity Shares in respect thereof directly or indirectly by the General Partner, (C) the General Partner shall not authorize, take or cause or permit to be taken or caused any action in its capacity as general partner of the Partnership, that will result in (i) the declaration or payment by the Partnership of any distributions (other than distributions paid in, or options, warrants or rights to subscribe for or purchase Junior Units or Parity Units) with respect to any class or series of Parity Units or (ii) the redemption or purchase (directly or indirectly, including without limitation, through any subsidiaries of the Partnership), or the setting aside of any funds or other assets for the redemption or purchase of any Parity Units (except for the exchange or conversions of partnership interests in the Partnership into Common Shares as permitted under the


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                 Partnership Agreement, or the payment of cash by the
Partnership upon the exercise by any partner of the Partnership of a right to convert an interest in the Partnership into shares of the General Partner, or by conversion into or exchange for Junior Shares or Parity Shares), unless in each case (X) all distributions (including all accumulated, accrued and unpaid distributions) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series D Preferred Shares and all past distribution periods with respect to any Parity Shares and (Y) a sum sufficient for the payment thereof has been or contemporaneously is paid or set apart for payment of the full distribution for the current Distribution Period with respect to the Series D Preferred Shares and the current distribution period with respect to any Parity Shares. When distributions are not paid in full or a sum sufficient for such payment is not set apart for payment as provided above, all distributions declared on the Series D Preferred Shares and all distributions declared on any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series D Preferred Shares and on such Parity Shares.

                      (iv)  So long as any of the Series D Preferred
Shares is outstanding, (A) the General Partner shall not declare, pay or set apart for payment any distributions (other than distributions paid in, or options, warrants or rights to subscribe for or purchase, Junior Shares) nor declare or make any other distribution of cash or other property, directly or indirectly, with respect to any class or series of Junior Shares, (B) the General Partner shall not redeem, purchase or otherwise acquire any Junior Shares (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the General Partner or any subsidiary) for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any Junior Shares) directly or indirectly by the General Partner (except by conversion into or exchange for Junior Shares), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Shares in respect thereof directly or indirectly by the General Partner, (C) the General Partner shall not authorize, take or cause or permit to be taken or caused any action in its capacity as general partner of the Partnership, that will result in (i) the declaration or payment by the Partnership of any distributions (other than distributions paid in, or options, warrants or rights to subscribe for or purchase Junior Units) with respect to any class or series of Junior Units or (ii) the redemption or purchase (directly or indirectly, including without limitation, through any subsidiaries of the Partnership), or the setting aside of any funds or other assets for the redemption or purchase of any Junior Units (except for the exchange or conversions of partnership interests in the Partnership into Common Shares as permitted under the Partnership Agreement, or the payment


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                 of cash by the Partnership upon the exercise by any
partner of the Partnership of a right to convert an interest in the Partnership into shares of the General Partner, or by conversion into or exchange for Junior Shares), unless in each case (X) all distributions (including all accumulated, accrued and unpaid distributions) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series D Preferred Shares and all past distribution periods with respect to any Parity Shares and (Y) a sum sufficient for the payment thereof has been or contemporaneously is paid or set apart for payment of the full distribution for the current Distribution Period with respect to the Series D Preferred Shares and the current distribution period with respect to any Parity Shares.

                 (3) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, the General Partner shall be entitled to receive preferential distributions with respect to the Series D Preferred Units corresponding to the liquidation preference to which holders of the Series D Preferred Shares are entitled in the event of the liquidation, dissolution or winding up of the General Partner. As set forth in the Articles Supplementary, the liquidation preference to which holders of Series D Preferred Shares are entitled is as follows (Capitalized terms used in the following subsections
(3)(i) through (3)(iii) and not defined in this Amendment shall have the respective meanings assigned such terms in the in the Articles Supplementary.):

                      (i) Upon any liquidation, dissolution or winding up of the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the General Partner (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D Preferred Shares shall be entitled to receive a liquidation preference (the "Liquidation Preference") in an amount equal to the greater of (A) the Base Amount plus cumulative unpaid distributions which were earned but not declared, including Interest, if applicable, plus a Redemption Premium, if applicable, and (B) the amount that would be received if the Series D Preferred Shares were converted into Common Shares immediately prior to liquidation. Until the holders of the Series D Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all declared distributions accumulated, accrued and unpaid thereon, plus Interest, to the date of final distribution to such holders, no payment may be made to any holder of Junior Shares upon any liquidation, dissolution or winding up of the General Partner. If, upon any liquidation, dissolution or winding up of the General Partner, the assets of the General Partner, or the proceeds thereof, distributable among the holders of Series D Preferred Shares are insufficient to pay in full such preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Shares and any such other Parity Shares ratably in proportion to the respective amounts which would be payable on such Series D Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.



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                      (ii)  If the Liquidation Preference is payable
prior to the second anniversary of the Issue Date, the redemption premium (the "Redemption Premium") that shall be included in the Liquidation Preference shall equal 2% of the Base Amount. If the Liquidation Preference is payable on or after the second anniversary of the Issue Date and prior to the fifth anniversary of the Issue Date, the Redemption Premium that shall be included in the Liquidation Preference shall equal 1% of the Base Amount. No Redemption Premium shall be included in a Liquidation Preference payable on or after the fifth anniversary of the Issue Date.

                      (iii) Upon any liquidation, dissolution or winding up of the General Partner, after payment has been made in full to the holders of Series D Preferred Shares and any Parity Shares as provided in this Section 4.2(h)(3), any other series or class of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares and any Parity Shares shall not be entitled to share therein.

                      (iv) For purposes of this Section 4.2 (h)(3), (A) a consolidation or merger of the General Partner with or into one or more corporations, (B) a sale or transfer of all or substantially all of the General Partner's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the General Partner.

                 (4) Upon conversion of any Series D Preferred Shares into, or redemption of any Series D Preferred Shares for, Common Shares as provided in the Articles Supplementary, a corresponding number of Series D Preferred Units will be converted into Partnership Units having such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit, (ii) the right to share in Partnership distributions, and (iii) the rights upon dissolution and liquidation of the Partnership, all such that the economic interests represented by such Partnership Units are substantially similar to the designations, preferences and other rights of the Common Shares."

                 (5) Any class or series of Partnership Interests shall be deemed to rank: (A) senior to the Series D Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series are entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Units ("Senior Units"); (B) on a parity with the Series D Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or


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           not the distribution rates, distribution payment dates or
redemption or liquidation prices per share thereof are different from those of the Series D Preferred Units, if the holders of such class or series and the Series D Preferred Units are entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other ("Parity Units"); and (C) junior to the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series is Partnership Units or if the holders of Series D Preferred Units are entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series ("Junior Units").

                 The Series D Preferred Units (i) are Parity Units with respect to the Series B Preferred Units, (ii) are Junior Units with respect to the Series A Preferred Units, (iii) must be at least on parity with any future preferred units of the General Partner, and (iv) are Senior Units with respect to the Partnership Units.

     2. EFFECTIVENESS. The amendment set forth in Section 1 shall become effective at the time of the first issuance of Series D Preferred Shares (the "Effective Time").

     3. CONTINUING EFFECTIVENESS. As herein amended, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     4. GOVERNING LAW. This Amendment shall be governed by the internal laws of the State of Delaware.

     5. DEFINED TERMS. Except as otherwise specified herein, capitalized terms used and not defined herein shall have the respective meanings assigned such terms in the Partnership Agreement.




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     IN WITNESS WHEREOF, the undersigned, the General Partner of the
Partnership, has executed this Amendment to the Partnership Agreement as of the date first above written.


                            AMLI RESIDENTIAL PROPERTIES TRUST



                            By:    /s/ Allan J. Sweet
                                   ------------------------------
                            Name:  Allan J. Sweet
                            Title: President